Exhibit 23.1

To Whom It May Concern:

We consent to the use of our report dated May 9, 2025, relating to the financial statements of Fusion Fuel Green PLC as of and for the year ended December 31, 2024, incorporated herein by reference.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
November 21, 2025